Exhibit 99.906CERT

EXHIBIT (b)

CERTIFICATIONS PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the report of PowerShares Actively Managed Exchange-Traded Fund Trust (the “Registrant”) on Form N-CSR for the period ended April 30, 2009  (the “Report”), each of the undersigned officers of the Registrant hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: July 08, 2009

/s/ H. Bruce Bond

Name:	H. Bruce Bond

Title:	President

Dated: July 08, 2009

/s/ Bruce T. Duncan

Name:	Bruce T. Duncan

Title:	Treasurer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.